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                                                                    EXHIBIT 99.1

LUMENON FOCUSES ON SCALING TO ACHIEVE VOLUME PRODUCTION

June 20, 2001

Lumenon Innovative Lightwave Technology Inc. (NASDAQ: LUMM), today held a conference call during which Mr. Gary Moskovitz, Lumenon's recently appointed President and Chief Executive Officer, provided a business update, summarized recent actions the Company has taken, and, in response to questions, elaborated on information provided in the recent press release concerning the Company's growth strategy.

During the call, Mr. Moskovitz indicated that the Company would take advantage of the current market downturn to address difficulties encountered in scaling from small sample runs to volume production. "After carefully reviewing the situation, we have decided to focus all efforts this summer on characterizing and identifying solutions for these issues. Although the issues are significant we certainly believe that they are solvable. We are confident that this initial effort will be successfully completed in the next 60-90 days and we expect volume production will be achieved by 1Q02," said Mr. Moskovitz.

Building for the Future

Reiterating the company strategy for 2001, Mr. Moskovitz said, "The focus for 2001 will center on implementing our growth plan, maturing the technology and the organization, and sampling out various components and services. We remain confident in our mid- and long-term growth opportunities and believe our breakout strategy, in conjunction with our fiscal management efforts, set a clearer path for profitability."

About Lumenon Innovative Lightwave Technology, Inc.:

Lumenon Innovative Lightwave Technology, Inc. designs, develops and builds integrated optics devices in the form of packaged compact hybrid glass and polymer circuits on silicon chips. These photonic devices - based upon Lumenon's patented PHASIC(TM) process - offer communications providers the ability to dramatically boost bandwidth for today's burgeoning telecommunication, data communication and cable industries.

For more information about Lumenon Innovative Lightwave Technology, Inc., visit the Company's Web site at http://www.lumenon.com.

Any statements in this press release about future expectations, plans and prospects for the Company, including statements containing the words "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: that we are a development stage company with no experience in manufacturing and marketing our products; that we have a significant number of outstanding convertible notes, warrants and options, the exercise or conversion of which could decrease the price of our common stock, which would lead to additional shares of our common stock



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becoming issuable upon the conversion of any remaining outstanding convertible notes, making it difficult to evaluate our business; several of our agreements will reduce the amount of revenues that we will receive upon the sale of our products and this may decrease our profitability; that we may be unable to obtain funding to meet our future capital needs, which could cause us to delay or abandon some or all of our anticipated spending, cut back our operations, sell assets or license our technologies to third parties; that there are significant risks associated with the manufacture of our products; that the markets in which we compete are highly competitive and subject to rapid technological change; we may not be able to compete successfully if we are unable to adapt to new technologies and successfully develop new and evolving products which may lead to reduced sales of our products, reduced revenues and reduced market share; and other factors discussed in our most recent quarterly report filed with the SEC.

This release is available on the Company's Web site at www.lumenon.com and the KCSA Public Relations Worldwide Web site at www.kcsa.com.